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Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of ADC Telecommunications, Inc. on Form S-3 of our report dated February 24, 2000, appearing in the Annual Report on Form 10-K of PairGain Technologies, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/S/ DELOITTE & TOUCHE

Deloitte & Touche
Costa Mesa, California

May 25, 2000

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INDEPENDENT AUDITORS' CONSENT